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                                                            EXHIBIT NO. 99.5(c)

                             SUB-ADVISORY AGREEMENT


         SUB-ADVISORY AGREEMENT, dated this 16th day of October, 1997, by and between FOREIGN & COLONIAL MANAGEMENT LTD., a company incorporated under the laws of England and Wales (the "Sub-Adviser"), and FOREIGN & COLONIAL EMERGING MARKETS LIMITED, a company incorporated under the laws of England and Wales ("FCEM").

                                  WITNESSETH:

         WHEREAS, Massachusetts Financial Services Company (the "Adviser") provides MFS/Foreign & Colonial Emerging Markets Equity Series (the "Fund"), a series of MFS Variable Insurance Trust (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), business services pursuant to the terms and conditions of an investment advisory agreement dated October 16, 1997 (the "Advisory Agreement") between the Adviser and the Trust, on behalf of the Fund;

         WHEREAS, the Sub-Adviser provides services to the Adviser pursuant to the terms and conditions of a sub-advisory agreement dated October 16, 1997 (the "FCM Sub-Advisory Agreement") between the Adviser and the Sub-Adviser; and

         WHEREAS, FCEM is willing to provide services to the Sub-Adviser on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. Duties of FCEM. Subject to the supervision of the Trustees of the Trust, the Adviser and the Sub-Adviser, FCEM will: (a) manage such portion of the Fund's assets as the Adviser, Sub-Adviser and FCEM shall from time to time mutually designate (the "Designated Assets") on behalf of the Fund (i) in accordance with the Fund's investment objective, policies and limitations as stated in the Fund's then current Prospectus (the "Prospectus") and Statement of Additional Information (the "Statement"), and the Trust's Amended and Restated Declaration of Trust dated January 24, 1996 and Amended and Restated By-Laws, each as from time to time in effect (respectively, the "Declaration" and the "By-Laws") (the obligations of FCEM under this clause (i) are contingent upon the Sub-Adviser fulfilling its obligations under Section 2) and (ii) in compliance with the 1940 Act and the rules, regulations and orders thereunder;
(b) make investment decisions for the Fund with respect to the Designated Assets; (c) place purchase and sale orders for portfolio transactions for the Fund with respect to the Designated Assets; (d) except to the extent performed by the Adviser, manage otherwise uninvested cash assets of the Fund with respect to the Designated Assets; (e) as the agent of the Fund, give instructions (including trade tickets) to the custodian and any sub-custodian of the Fund as to deliveries of

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securities,  transfers of currencies and payments of cash for the account of the
Fund with respect to the Designated Assets (FCEM shall promptly notify the Adviser and the Sub-Adviser of such instructions); (f) employ professional portfolio managers to provide research services to the Fund; (g) attend periodic meetings of the Board of Trustees of the Trust and (h) assist in obtaining all the registrations, qualifications and consents, on behalf of the Fund, which are necessary for the Fund to purchase and sell assets in each jurisdiction (other than the United States) in which the Designated Assets are to be invested. In providing these services, FCEM will furnish continuously an investment program with respect to the Designated Assets. FCEM shall be responsible for monitoring the Fund's compliance with the Prospectus, the Statement, the Declaration, the By-Laws and the 1940 Act and the rules, regulations and orders thereunder and in monitoring such compliance FCEM shall do so in the functional currency of the Fund. FCEM shall only be responsible for compliance with the above-mentioned restrictions in regards to the Designated Assets. The Sub-Adviser agrees to provide FCEM with such assistance as may be reasonably requested by FCEM in
connection  with  its  activities  under  this  Agreement,   including,  without
limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs. From time to time the Sub-Adviser will notify FCEM of the aggregate
U.S.   Dollar  amount  of  the   Designated   Assets.   The  Adviser  will  have
responsibility for exercising proxy, consent and other rights pertaining to the Fund's portfolio securities; provided, however, that FCEM will, as requested, make recommendations to the Sub-Adviser as to the manner in which such proxy, consent and other rights shall be exercised.

         Should the Trustees of the Trust or the Adviser and the Sub-Adviser at any time make any determination as to investment policy and notify FCEM thereof in writing, FCEM shall be bound by such determination for the period, if any, specified in such notice or until notified that such determination has been revoked. Further, the Adviser and the Sub-Adviser or the Trustees of the Trust may at any time, upon written notice to FCEM, suspend or restrict the right of FCEM to determine what assets of the Fund shall be purchased or sold and what portion, if any, of the Fund's assets shall be held uninvested. It is understood that the Adviser and the Sub-Adviser undertake to discuss with FCEM any such determinations of investment policy and any such suspensions or restrictions on the right of FCEM to determine what assets of the Fund shall be purchased or sold or held uninvested, prior to the implementation thereof.

         Any duties of FCEM under this Section 1 may be delegated, in whole or in part, by FCEM to the Sub-Adviser.

         2. Certain Information to FCEM. Copies of the Prospectus, the Statement, the Declaration and the By-Laws have been delivered to FCEM. The Sub-Adviser agrees to notify FCEM of each change in the investment objectives, policies and limitations of the Fund and to provide to FCEM as promptly as practicable copies of all amendments and supplements to the Prospectus, the Statement, the Declaration and the By-Laws. In addition, the Sub-Adviser will promptly provide FCEM with any procedures applicable to FCEM adopted from time to time by the Trustees of the Trust and agrees to provide promptly to FCEM copies of all amendments thereto.

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         3.  Execution  of  Certain  Documents.  Subject  to any  other  written instructions of the Adviser, the Sub-Adviser and the Trustees of the Trust, FCEM is hereby appointed the Sub-Adviser's and the Trust's agent and attorney-in-fact to execute account documentation, agreements, contracts and other documents as FCEM shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Designated Assets.

         4. Brokerage. In connection with the selections of brokers, dealers or other entities and the placing of orders for the purchase and sale of portfolio investments for the Fund with respect to the Designated Assets, FCEM is directed to seek for the Fund execution at the most favorable price by responsible brokerage firms at reasonably competitive commission rates. In fulfilling this requirement, FCEM shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of its having caused the Fund to pay a broker, dealer or other entity an amount of commission for effecting a securities transaction in excess of the amount of commission another broker, dealer or other entity would have charged for effecting that transaction, if FCEM determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) provided by such broker, dealer or other entity, viewed in terms of either that particular transaction or FCEM's overall responsibilities with respect to the Fund and to other clients of FCEM as to which FCEM exercises investment discretion.

         5. Reports. FCEM shall furnish to the Trustees of the Trust, the Adviser or the Sub-Adviser, or all of them, as may be appropriate, quarterly reports of its activities on behalf of the Fund, as required by applicable law or as otherwise requested from time to time by the Trustees of the Trust, the Adviser or the Sub-Adviser, and such additional information, reports, evaluations, analyses and opinions as the Trustees of the Trust, the Adviser or the Sub-Adviser, as appropriate, may request from time to time.

         6. Services to Other Companies or Accounts. On occasions when FCEM deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, FCEM, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction will be made by FCEM in the manner it considers to be the most equitable. FCEM agrees to allocate similarly opportunities to sell or otherwise dispose of securities among the Fund and other clients of FCEM.

         7. Compensation of FCEM. For the services to be rendered by FCEM under this Agreement, the Sub-Adviser shall pay to FCEM compensation, computed and paid monthly in arrears, at a rate of 0.650% of the average daily net asset value of the Designated Assets on an annualized basis. If FCEM shall serve for less than the whole of any month, the compensation payable to FCEM with respect to the Fund will be prorated. FCEM will pay its expenses incurred in performing its duties under this Agreement. Neither the Trust, the Adviser nor the Fund shall be liable to FCEM for the compensation of FCEM. For the purpose of determining

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fees  payable to FCEM,  the value of the Fund's net assets  shall be computed at the times and in the manner specified in the Prospectus and/or Statement. In the event that the Sub-Adviser reduces its management fee payable under the FCM Sub-Advisory Agreement in order to comply with the expense limitations of a State securities commission or otherwise (but not a voluntary reduction), FCEM agrees to reduce its fee payable under this Agreement by a pro rata amount.

         8. Limitation of Liability of FCEM. FCEM shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties and obligations hereunder. The Trust, on behalf of the Fund, may enforce any obligations of FCEM under this Agreement and may recover directly from FCEM for any liability it may have to the Fund.

         9. Activities of FCEM. The services of FCEM to the Fund are not deemed to be exclusive, FCEM being free to render investment advisory and/or other services to others. It is understood that the Trustees, officers and shareholders of the Trust, the Fund, the Adviser or the Sub-Adviser are or may become interested in FCEM or any person controlling, controlled by or under common control with FCEM, as trustees, officers, employees or otherwise and that trustees, officers and employees of FCEM or any person controlling, controlled by or under common control with FCEM may become similarly interested in the Trust, the Fund, the Adviser or the Sub-Adviser and that FCEM may be or become interested in the Fund as a shareholder or otherwise.


         10. Covenants of FCEM. FCEM agrees that it (a) will not deal with itself, "affiliated persons" of FCEM, the Sub-Adviser, the Trustees of the Trust or the Fund's distributor (provided that the Adviser provides the Sub-Adviser with a current list, as updated from time to time as appropriate, of "affiliated persons" of the Trustees of the Trust and of the Fund's distributor), as principals, agents, brokers or dealers in making purchases or sales of securities or other property for the account of the Fund, except as permitted by the 1940 Act and the rules, regulations and orders thereunder and subject to the prior written approval of the Adviser, (b) will not take a long or short position in the shares of the Fund except as permitted by the Declaration and
(c) will comply with all other provisions of the Declaration and the By-Laws and the then-current Prospectus and Statement relative to FCEM and its trustees, officers, employees and affiliates.

         11. Representations, Warranties and Additional Agreements of FCEM. FCEM represents, warrants and agrees that:

               (a) It: (i) is registered as an investment adviser under the U.S. Investment Advisers Act of 1940 (the "Advisers Act"), is authorized to undertake investment business in the United Kingdom by virtue of its membership in the Investment
                    Management Regulatory Organization ("IMRO") and is registered under the laws of any jurisdiction in which FCEM is required to be registered as an investment adviser in order to perform its obligations under this Agreement, and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this

                                        -4-
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                    Agreement;  (iii) has met, and will  continue to meet for so long as this  Agreement  remains in  effect,  any other
                    applicable  Federal  or  State  requirements,   or  the
                    applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement;
                    (iv) has the authority to enter into and perform the services contemplated by this Agreement; (v) will immediately notify the Adviser and the Sub-Adviser in writing of the occurrence of any event that would disqualify FCEM from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (vi) will immediately notify the Adviser and the Sub-Adviser in writing of any change of control of FCEM or any parent of FCEM resulting in an "assignment" of this Agreement.


               (b) It will maintain, keep current and preserve on behalf of the Fund, in the manner and for the periods of time required or permitted by the 1940 Act and the rules, regulations and orders thereunder and the Advisers Act and the rules, regulations and orders thereunder, records relating to investment transactions made by FCEM for the Fund as may be reasonably requested by the Adviser or the Fund from time to time. FCEM agrees that such records are the property of the Fund, and will be surrendered to the Fund promptly upon request; provided, however, that FCEM may retain copies of such records for archival purposes as required by IMRO.


               (c) FCEM has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Adviser, the Sub-Adviser and the Trust with a copy of such code of ethics, and upon any amendment to such code of ethics, promptly provide such amendment. At least annually FCEM will provide the Trust, the Sub-Adviser and the Adviser with a certificate signed by the chief compliance officer (or the person performing such function) of FCEM certifying, to the best of his or her knowledge, compliance with the code of ethics during the immediately preceding twelve (12) month period, including any material violations of or amendments to the code of ethics or the administration thereof.

               (d) It has provided the Adviser, the Sub-Adviser and the Trust with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission (the "SEC") and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Adviser, the Sub-Adviser and the Trust.

         12. Duration and Termination of this Agreement. This Agreement shall become effective on the date first above written and shall govern the relations between the parties hereto thereafter, and shall remain in force until August 1, 1999 and each year thereafter but only so long as its continuance is "specifically approved at least annually" (a) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust, the Adviser, the Sub-Adviser or FCEM at a meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust, or by "vote of a majority of the outstanding voting

                                        -6-
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securities"  of the Fund.  This  Agreement may be terminated at any time without the payment of any penalty by the Trustees of the Trust, by "vote of a majority of the outstanding voting securities" of the Fund or by the Adviser or the Sub-Adviser, on not more than sixty days nor less than thirty days written notice, or by FCEM on not more than ninety days nor less than sixty days written notice. This Agreement shall automatically terminate in the event of its "assignment" or in the event that the FCM Sub-Advisory Agreement or the Advisory Agreement shall have terminated for any reason.

         13. Amendments to this Agreement. This Agreement may be amended only if such amendment is approved by "vote of a majority of the outstanding voting securities" of the Fund, by the Adviser, by the Sub-Adviser and by FCEM.

         14. Certain Definitions. The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "control", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified, and shall be construed in a manner consistent with, the 1940 Act and the rules, regulations and orders thereunder, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

         15. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by FCEM pursuant to Section 10 hereof shall survive for the duration of this Agreement and FCEM shall immediately notify, but in no event later than five (5) business days, the Adviser and the Sub-Adviser in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         16. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts. All notices provided for by this Agreement shall be in writing and shall be deemed given when received, against appropriate receipt, by the Sub-Adviser's Secretary in the case of the Sub-Adviser, by the Adviser's General Counsel in the case of the Adviser, by FCEM's Secretary in the case of FCEM and by the Trust's Secretary in the case of the Fund, or such other person as a party shall designate by notice to the other parties. This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior agreement among the parties relating to the subject matter hereof. The section headings of this Agreement are for convenience of reference and do not constitute a part hereof.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, and their respective seals to be hereto affixed, all as of the day and year first written above.

                                        FOREIGN & COLONIAL MANAGEMENT LTD.

                                        By:      ILLEGIBLE
                                                 (Illegible)

                                        By:      ILLEGIBLE
                                                 (Illegible)

                                        FOREIGN & COLONIAL EMERGING
                                         MARKETS LIMITED

                                        By:      ILLEGIBLE
                                                (Illegible)

                                        By:      ILLEGIBLE
                                                (Illegible)

The foregoing is hereby agreed to:

         A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The parties hereto acknowledge that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this instrument is executed by the Trust on behalf of one or more series of the Trust, the parties hereto acknowledge that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the series on whose behalf the Trust has executed this instrument. If the Trust has executed this instrument on behalf of more than one series of the Trust, the parties hereto also agree that the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the parties hereto agree not to proceed against any series for the obligations of another series.

MFS VARIABLE INSURANCE TRUST
on behalf of MFS/FOREIGN & COLONIAL EMERGING MARKETS EQUITY SERIES

By:    A. KEITH BRODKIN
       A. Keith Brodkin
       Chairman

MASSACHUSETTS FINANCIAL
   SERVICES COMPANY

By:    JEFFREY L. SHAMES
       Jeffrey L. Shames
       President

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